EXHIBIT 16.1

[Letterhead of Grant Thornton LLP]

February 10, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re:	T REIT, Inc. File No. 0-49782

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of T REIT, Inc. dated February 8, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP